As filed with the Securities and Exchange Commission on June 21, 2005

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_________________________

Dillard’s, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	71-0388071 (IRS Employer Identification No.)

_________________________

1600 Cantrell Road

Little Rock, Arkansas 72201

501-376-5200

(Address, including telephone number, of Principal Executive Offices)

_________________________

DILLARD’S, INC. STOCK BONUS PLAN

DILLARD’S, INC. STOCK PURCHASE PLAN

DILLARD’S INC. 2005 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN

(Full Title of the Plans)

_________________________

Paul J. Schroeder, Jr.

Vice President, General Counsel and Secretary

Dillard’s, Inc.

1600 Cantrell Road

Little Rock, Arkansas 72201

501-376-5200

(Name, address and telephone number,

including area code, of agent for service)

_________________________

Copies to:

John P. Fletcher

Kutak Rock LLP

425 West Capitol Avenue, Suite 1100

Little Rock, AR 72201

_________________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Class A Common Stock, $0.01 par value, reserved under the Dillard’s, Inc. Stock Bonus Plan	600,000	25.28(2)	$15,168,000	--------------
Class A Common Stock, $0.01 par value, reserved under the Dillard’s, Inc. Stock Purchase Plan	1,000,000	25.28(2)	$25,280,000	--------------
Class A Common Stock, $0.01 par value, reserved under the Dillard’s Inc. 2005 Non-Employee Director Restricted Stock Plan	200,000	25.28(2)	$5,056,000	--------------
Total	1,800,000		$45,504,000	$5,355.82

(1)           Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, the number of shares being registered shall include an indeterminate number of additional shares of Class A Common Stock which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with the anti-dilution provisions of the Dillard’s, Inc. Stock Bonus Plan, Dillard’s, Inc. Stock Purchase Plan and Dillard’s Inc. 2005 Non-Employee Director Restricted Stock Plan.

(2)                Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h)(1) of the Securities Act of 1933, as amended. The price is based upon the average of the high and low sales price per share of Class A Common Stock on June 14, 2005, as reported on the New York Stock Exchange.

EXPLANATORY NOTE

Dillard’s, Inc. (the “Registrant”) has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register 1,800,000 shares of its Class A Common Stock, par value $0.01 per share, issuable pursuant to the Dillard’s, Inc. Stock Bonus Plan, Dillard’s, Inc. Stock Purchase Plan and Dillard’s Inc. 2005 Non-Employee Director Restricted Stock Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information*

Item 2.  Registrant Information and Employee Plan Annual Information*

*              The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents previously filed by us with the Securities and Exchange Commission (the Commission), are incorporated by reference into this Registration Statement:

(a)                Our Annual Report on Form 10-K for the fiscal year ended January 29, 2005, filed with the Commission on April 14, 2005.

(b)                Our Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2005, filed with the Commission on June 9, 2005.

(c)                Our Current Reports on Form 8-K filed with the Commission on May 24, 2005 (regarding the Registrant’s repurchase up to $200 million of its Class A Common Stock), May 26, 2005, and June 3, 2005.

(d)                The description of the Registrant’s Class A Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on June 8, 1989, and any amendment or report filed with the Commission for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (Exchange Act), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

Not Applicable.

Item 5.  Interests of Named Experts and Counsel

Not Applicable.

Item 6.  Indemnification of Directors and Officers

Under Section 145 of the Delaware General Corporation Law, as amended (“DGCL”), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. A corporation may pay expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation. Such expenses (including attorneys’ fees) incurred by former directors or officers or other employees or agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

Article IX of the Registrant’s Certificate of Incorporation provides for the elimination of personal liability of a director for breach of fiduciary duty as permitted by Section 102(b)(7) of the DGCL.

                Article III, Section Five of the Registrant’s Amended Bylaws provides indemnification rights to a director or officer of the Registrant against all expenses, liabilities, and losses (including attorney’s fees, judgments, fines, ERISA excise taxes, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such officer or director in connection with any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such director or officer is or was a director or officer of the Registrant, or serving as a director or officer of another corporation at the request of the Registrant, to the fullest extent legally permissible under and pursuant to any procedure specified in the DGCL, and , further, authorize the Registrant to maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Registrant or any corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Registrant would have the  power to indemnify such person against such expense, liability or loss under the DGCL.

Item 7.  Exemption from Registration Claimed

Not Applicable.

Item 8.  Exhibits

Exhibit	Description
4.1	Restated Certificate of Incorporation of Dillard’s, Inc. (Incorporated by reference to Exhibit 3 of the Company’s Quarterly Report or Form 10-Q for the quarter ended August 1, 1992)*
4.2	Bylaws of Dillard’s, Inc. (Incorporated by reference to Exhibit 3(b) of the Company’s Current Report on Form 8-K dated May 26, 2005)*
4.3
  Rights Agreement, dated as of March 2, 2002 between the Company, the Registrar and the Transfer
  Company, as Rights Agent (Incorporated by reference to Exhibit 1 of the Company’s Registration
  Statement on Form 8-A dated March 15, 2002)*

4.4	Dillard’s, Inc. Stock Bonus Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report or Form 10-Q for the quarter ended April 30, 2005)*
4.5	Dillard’s, Inc. Stock Purchase Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report or Form 10-Q for the quarter ended April 30, 2005)*
4.6	Dillard’s Inc. 2005 Non-Employee Director Restricted Stock Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report or Form 10-Q for the quarter ended April 30, 2005)*
5.1	Opinion of Kutak Rock LLP
23.1	Consent of Kutak Rock LLP (included in Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP
24.1	Powers of attorney
* Previously filed

Item 9.  Undertakings

(a)               The undersigned registrant hereby undertakes:

(1)                To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)                That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, the State of Arkansas, on June 21, 2005.

DILLARD’S, INC.

By: /s/ Paul J. Schroeder, Jr.

Name:Paul J. Schroeder, Jr.

Title:Vice President, General Counsel, Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following individuals in the capacities and on the date or dates indicated.

Signature	Title	Date
/s/ Robert C.Connor* (Robert C. Connor)	Director	June 21, 2005
/s/ Drue Corbusier* (Drue Corbusier)	Executive Vice President and Director	June 21, 2005
/s/ Will D. Davis* (Will D. Davis)	Director	June 21, 2005
/s/ William Dillard, II (William Dillard, II)	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 21, 2005
/s/ Alex Dillard* (Alex Dillard)	President and Director	June 21, 2005
/s/ Mike Dillard* (Mike Dillard)	Executive Vice President and Director	June 21, 2005
/s/ James I. Freeman (James I. Freeman)	Senior Vice President and Chief Financial Officer and Director (Principal Financial and Accounting Officer)	June 21, 2005
/s/ John Paul Hammerschmidt* (John Paul Hammerschmidt)	Director	June 21, 2005
/s/ Peter R. Johnson* (Peter R. Johnson)	Director	June 21, 2005
/s/ Warren A. Stephens* (Warren A. Stephens)	Director	June 21, 2005
/s/ William H. Sutton* (William H. Sutton)	Director	June 21, 2005
/s/ J.C. Watts, Jr.* (J.C. Watts, Jr.)	Director	June 21, 2005
* BY /s/ Paul J. Schroeder, Jr. (Paul J. Schroeder, Jr., Attorney in Fact)		June 21, 2005

EXHIBIT INDEX

Exhibit	Description
4.1	Restated Certificate of Incorporation of Dillard’s, Inc. (Incorporated by reference to Exhibit 3 of the Company’s Quarterly Report or Form 10-Q for the quarter ended August 1, 1992)*
4.2	Bylaws of Dillard’s, Inc. (Incorporated by reference to Exhibit 3(b) of the Company’s Current Report on Form 8-K dated May 26, 2005)*
4.3
  Rights Agreement, dated as of March 2, 2002 between the Company, the Registrar and the Transfer
  Company, as Rights Agent (Incorporated by reference to Exhibit 1 of the Company’s Registration
  Statement on Form 8-A dated March 15, 2002)*

4.4	Dillard’s, Inc. Stock Bonus Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report or Form 10-Q for the quarter ended April 30, 2005)*
4.5	Dillard’s, Inc. Stock Purchase Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report or Form 10-Q for the quarter ended April 30, 2005)*
4.6	Dillard’s Inc. 2005 Non-Employee Director Restricted Stock Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report or Form 10-Q for the quarter ended April 30, 2005)*
5.1	Opinion of Kutak Rock LLP
23.1	Consent of Kutak Rock LLP (included in Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP
24.1	Powers of attorney
* Previously filed